ITEM 77I

MFS Series Trust VI established a new class of shares (Class R2) and re-designated an existing class of shares (Class R to Class R1) as described in the Post-Effective Amendment No. 20 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003. Such document is incorporated herein by reference.